UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 31, 2013

CytoDyn Inc.

(Exact name of registrant as specified in charter)

Colorado

(State or other jurisdiction of incorporation)

000-49908

(SEC File Number)

75-3056237

(IRS Employer Identification No.)

5 Centerpointe Drive, Suite 400 Lake Oswego, Oregon	97035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(971) 204-0382

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) As of the close of business on June 7, 2013, Richard Trauger ceased to be a director of CytoDyn Inc. (the “Company”).

Item 8.01. Other Events

On May 31, 2013, the Company and Dr. Trauger entered into a Separation Agreement and Release (the “Separation Agreement”) effective as of the close of business on June 7, 2013 (the “Effective Date”), which provided for Dr. Trauger’s resignation from his position as a member of the Board of Directors of the Company. Until the Effective Date, Dr. Trauger had the right to revoke the Separation Agreement.

Pursuant to the Separation Agreement, the Company agreed to pay Dr. Trauger an amount equal to three times his most recent monthly base salary ($18,750), less legally required deductions and withholdings, in six regular semi-monthly installments beginning on June 15, 2013. Also, the stock options granted to Dr. Trauger on August 9, 2011, and October 10, 2012, to the extent vested on April 15, 2013, will remain exercisable until April 15, 2014. Each party also released all claims it may have against the other relating to Dr. Trauger’s employment by the Company or termination of that employment.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the Separation Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibit

The following exhibit is filed with this Form 8-K:

10.1	Separation Agreement and Release dated May 31, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CytoDyn Inc.

Dated: June 10, 2013	By:	/s/ Michael D. Mulholland
Michael D. Mulholland Chief Financial Officer